UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2023

COHEN & STEERS LIMITED DURATION PREFERRED AND INCOME FUND, INC.

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(Exact name of registrant as specified in its charter)

Maryland	811-22707	45-5319482
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue New York, NY 10017

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(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:        (212) 832-3232

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LDP	$ NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Trustees of Cohen & Steers Limited Duration Preferred and Income Fund, Inc., a registered closed-end management investment company (the “Fund”), has approved amended and restated Bylaws for the Fund (the “Amended and Restated Bylaws”), effective as of March 15, 2023. The Amended and Restated Bylaws have been updated to reflect current best practices and to amend stale portions to reflect new provisions of Maryland law, including adding disclosure regarding virtual meetings and shareholder proxy proposals. The Amended and Restated Bylaws are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

3.2 – Amended and Restated Bylaws of the Cohen & Steers Limited Duration Preferred and Income Fund, Inc., dated March 15, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & STEERS LIMITED DURATION PREFERRED AND INCOME FUND, INC.

Date: March 21, 2023	By:	/s/ James Giallanza
Name: James Giallanza
Title: President and Chief Executive Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description
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3.2	Text of Amended and Restated Bylaws of the Fund